Press Release	Contacts:
www.aig.com	Quentin McMillan (Investors): quentin.mcmillan@aig.com
Claire Talcott (Media): claire.talcott@aig.com

AIG Announces Cash Tender Offers for Certain Outstanding Notes

NEW YORK – December 6, 2024 – American International Group, Inc. (NYSE: AIG) today announced that it has commenced 12 separate offers (each, an “Offer” and collectively, the “Offers”) to purchase outstanding notes of the series listed in the table below (collectively, the “Notes”) for cash up to a maximum $750 million aggregate amount of Total Consideration (as defined below), excluding the Accrued Coupon Payment (as defined below). The series of Notes that are purchased in the Offers will be based on the acceptance priority levels (each, an “Acceptance Priority Level”) set forth in the table below, except where acceptance of a series of Notes would cause the Maximum Purchase Condition (as defined below) to be violated, in which case, the Non-Covered Notes (as defined below) with a higher Acceptance Priority Level may not be accepted for purchase and a series of Notes with a lower Acceptance Priority Level may be accepted for purchase as described below. If a given series of Notes is accepted for purchase pursuant to the Offers, all Notes of that series that are validly tendered will be accepted for purchase. No series of Notes will be subject to proration pursuant to the Offers.

The Offers are being made pursuant to AIG’s Offer to Purchase, dated December 6, 2024 (the “Offer to Purchase”), which sets forth a more comprehensive description of the terms and conditions of each Offer, and the accompanying notice of guaranteed delivery (the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase, the “Tender Offer Documents”).

Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase.

Acceptance Priority Level (1)	Title of Security	CUSIP/ISIN	First Par Call Date (2)	Maturity Date	Principal Amount Outstanding (millions)	Reference Security(3)	Fixed Spread (basis points)(3)	Bloomberg Reference Page

1	8.175% Series A-6 Junior Subordinated Debentures Due 2058(4)	026874BS5 / US026874BS54	May 15, 2038	May 15, 2058	$162.2	4.250% UST due 11/15/2034	195 bps	PX1
2	6.820% Notes Due 2037	026874CW5 / US026874CW57	N/A	November 15, 2037	$143.4	4.250% UST due 11/15/2034	95 bps	PX1
3	6.250% Notes Due 2036	026874AZ0 / US026874AZ07	N/A	May 1, 2036	$584.3	4.250% UST due 11/15/2034	80 bps	PX1
4	6.250% Series A-1 Junior Subordinated Debentures Due 2037	026874BE6 / US026874BE68	N/A	March 15, 2037	$37.7	4.250% UST due 11/15/2034	185 bps	PX1
5	5.750% Series A-9 Junior Subordinated Debentures Due 2048(4)	026874DM6 / US026874DM66	April 1, 2028	April 1, 2048	$750.0	4.125% UST due 11/30/2029	130 bps	PX1
6	4.800% Notes Due 2045	026874DF1 / US026874DF16	January 10, 2045	July 10, 2045	$750.0	4.625% UST due 11/15/2044	80 bps	PX1
7	4.750% Notes Due 2048	026874DL8 / US026874DL83	October 1, 2047	April 1, 2048	$1,000.0	4.250% UST due 8/15/2054	85 bps	PX1
8	4.700% Notes Due 2035	026874DE4 / US026874DE41	January 10, 2035	July 10, 2035	$222.7	4.250% UST due 11/15/2034	85 bps	PX1

9	4.500% Notes Due 2044	026874DA2 / US026874DA29	January 16, 2044	July 16, 2044	$746.6	4.625% UST due 11/15/2044	80 bps	PX1
10	4.375% Notes Due 2055	026874DB0 / US026874DB02	July 15, 2054	January 15, 2055	$246.4	4.250% UST due 8/15/2054	120 bps	PX1
11	4.250% Notes Due 2029	026874DN4 / US026874DN40	December 15, 2028	March 15, 2029	$191.8	4.125% UST due 11/30/2029	60 bps	PX1
12	4.200% Notes Due 2028	026874DK0 / US026874DK01	January 1, 2028	April 1, 2028	$341.0	4.125% UST due 11/30/2029	45 bps	PX1
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(1)    Subject to the satisfaction or waiver of the conditions of the Offers described in the Offer to Purchase, if the Maximum Purchase Condition is not satisfied with respect to every series of
Notes, AIG will accept Notes for purchase in the order of their respective Acceptance Priority Level specified in the table above (with 1 being the highest Acceptance Priority Level and
12 being the lowest Acceptance Priority Level). It is possible that a series of Notes with a particular Acceptance Priority Level will not be accepted for purchase even if one or more series with a higher or lower Acceptance Priority Level are accepted for purchase.

(2)    For each series of Notes in respect of which a par call date is indicated, the calculation of the applicable Total Consideration may be performed to either the maturity date or such par call date, in accordance with standard market convention. See Annex A to the Offer to Purchase for an overview of the calculation of the Total Consideration (including the par call detail)
with respect to the Notes.

(3)    The Total Consideration for each series of Notes (such consideration, the “Total Consideration”) payable per each $1,000 principal amount of such series of Notes validly tendered for purchase will be based on the fixed spread specified in the table above for such series of Notes, plus the yield of the specified Reference Security for that series as quoted on the
Bloomberg reference page specified in the table above as of 10:00 a.m. (Eastern time) on December 12, 2024, unless extended with respect to the applicable Offer (such date and time with respect to an Offer, as the same may be extended with respect to such Offer, the “Price Determination Date”). The Total Consideration does not include the applicable Accrued
Coupon Payment, which will be payable in cash in addition to the applicable Total Consideration.

(4)    For the avoidance of doubt, for purposes of calculating the applicable Total Consideration, it will be assumed that payments on the 8.175% Series A-6 Junior Subordinated Debentures
Due 2058 and the 5.750% Series A-9 Junior Subordinated Debentures Due 2048 are made through the applicable par call date regardless of the Offer Yield, in accordance with standard market practice.

The Offers are scheduled to expire on the “Expiration Date,” which is 5:00 p.m. (Eastern time) on December 12, 2024, unless extended or earlier terminated. Holders of Notes may withdraw their validly tendered Notes any time at or prior to 5:00 p.m. (Eastern time) on December 12, 2024, unless extended by AIG (the “Withdrawal Date”). Holders of Notes must tender and not withdraw their Notes, or submit a Notice of Guaranteed Delivery and comply with the related procedures, at or prior to the Expiration Date to receive the Total Consideration.

For Holders who deliver a Notice of Guaranteed Delivery and all other required documentation at or prior to the Expiration Date, upon the terms and subject to the conditions set forth in the Tender Offer Documents, the deadline to validly tender Notes using the Guaranteed Delivery Procedures will be the second business day after the Expiration Date and is expected to be 5:00 p.m. (Eastern time) on December 16, 2024 (the “Guaranteed Delivery Date”).

The “Initial Settlement Date” will be the second business day after the Expiration Date and is expected to be December 16, 2024. The “Guaranteed Delivery Settlement Date” will be the second business day after the Guaranteed Delivery Date and is expected to be December 18, 2024.

Upon the terms and subject to the conditions set forth in the Offer to Purchase, Holders whose Notes are accepted for purchase in the Offers will receive the applicable Total Consideration for each $1,000 principal amount of such Notes in cash on the Initial Settlement Date or Guaranteed Delivery Settlement Date, as applicable. On the Price Determination Date, unless extended with respect to any Offer, AIG will issue a press release specifying, among other things, the Total Consideration for each series of Notes validly tendered and accepted.

In addition to the applicable Total Consideration, Holders whose Notes are accepted for purchase will receive a cash payment equal to the accrued and unpaid interest on such Notes from and including the immediately preceding interest payment date for such Notes to, but excluding, the Initial Settlement Date (the “Accrued Coupon Payment”). Interest will cease to accrue on the Initial Settlement Date for all Notes accepted in the Offers and Holders whose Notes are tendered pursuant to the Guaranteed Delivery Procedures and are accepted for purchase will not receive payment in respect of any interest for the period from and including the Initial Settlement Date.

AIG’s obligation to complete an Offer with respect to a particular series of Notes validly tendered is conditioned on the satisfaction of conditions described in the Offer to Purchase, including that the aggregate Total Consideration, excluding the Accrued Coupon Payment, payable for Notes purchased in the Offers (the “Aggregate Purchase Consideration”) not exceed $750 million (the “Maximum Purchase Consideration”), and on the Maximum Purchase Consideration being sufficient to include the Total Consideration for all validly tendered Notes of such series (after accounting for all validly tendered Notes that have a higher Acceptance Priority Level) (the “Maximum Purchase Condition”). AIG reserves the right, but is under no obligation, to increase or waive the Maximum Purchase Consideration, in its sole discretion subject to applicable law, with or without extending the Withdrawal Date. No assurance can be given that AIG will increase or waive the Maximum Purchase Consideration. If Holders tender more Notes in the Offers than they expect to be accepted for purchase based on the Maximum Purchase Consideration and AIG subsequently accepts more than such Holders expected of such Notes tendered as a result of an increase of the Maximum Purchase Consideration, such Holders may not be able to withdraw any of their previously tendered Notes. Accordingly, Holders should not tender any Notes that they do not wish to be accepted for purchase.

If the Maximum Purchase Condition is not satisfied with respect to each series of Notes, for (i) a series of Notes (the “First Non-Covered Notes”) for which the Maximum Purchase Consideration is less than the sum of (x) the Aggregate Purchase Consideration for all validly tendered First Non-Covered Notes and (y) the Aggregate Purchase Consideration for all validly tendered Notes of all series having a higher Acceptance Priority Level as set forth in the table above (with 1 being the highest Acceptance Priority Level and 12 being the lowest Acceptance Priority Level) than the First Non-Covered Notes, and (ii) all series of Notes with an Acceptance Priority Level lower than the First Non-Covered Notes (together with the First Non-Covered Notes, the “Non-Covered Notes”), then AIG may, at any time on or prior to the Expiration Date:

(a) terminate an Offer with respect to one or more series of Non-Covered Notes for which the Maximum Purchase Condition has not been satisfied, and promptly return all validly tendered Notes of such series, and any other series of Non-Covered Notes, to the respective tendering Holders; or

(b) waive the Maximum Purchase Condition with respect to one or more series of Non-Covered Notes and accept all Notes of such series, and of any series of Notes having a higher Acceptance Priority Level, validly tendered; or

(c) if there is any series of Non-Covered Notes with a lower Acceptance Priority Level than the First Non-Covered Notes for which:

(i) the Aggregate Purchase Consideration necessary to purchase all validly tendered Notes of such series, plus

(ii) the Aggregate Purchase Consideration necessary to purchase all validly tendered Notes of all series having a higher Acceptance Priority Level than such series of Notes, other than any series of Non-Covered Notes that has or have not also been accepted as contemplated by this clause (c), is equal to, or less than, the Maximum Purchase Consideration, accept all validly tendered Notes of all such series having a lower Acceptance Priority Level, until there is no series of Notes with a higher or lower Acceptance Priority Level to be considered for purchase for which the conditions set forth above are met.

It is possible that a series of Notes with a particular Acceptance Priority Level will fail to meet the conditions set forth above and therefore will not be accepted for purchase even if one or more series with a higher or lower Acceptance Priority Level are accepted for purchase. For purposes of determining whether the Maximum Purchase Condition is satisfied, AIG will assume that all Notes tendered pursuant to the Guaranteed Delivery Procedures will be duly delivered at or prior to the Guaranteed Delivery Date and AIG will not subsequently adjust the acceptance of the Notes in accordance with the Acceptance Priority Levels if any such Notes are not so delivered. AIG reserves the right, subject to applicable law, to waive the Maximum Purchase Condition with respect to any Offer.

AIG has retained BofA Securities, Inc. and Citigroup Global Markets Inc. as the Lead Dealer Managers. Global Bondholder Services Corporation is the Information Agent and Tender Agent. For additional information regarding the terms of the tender offer, please contact: BofA Securities, Inc. at (888) 292-0070 (toll-free) or (980) 387-3907; or Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect). Requests for documents and questions regarding the tendering of Notes may be directed to Global Bondholder Services Corporation by telephone at (212) 430-3774 (for banks and brokers only) and (855) 654-2014 (for all others toll-free), by email at contact@gbsc-usa.com or to the Lead Dealer Managers at their respective telephone numbers. Copies of the Offer to Purchase and the Notice of Guaranteed Delivery are available at https://www.gbsc-usa.com/AIG/.

The Offers are subject to the satisfaction of certain conditions. AIG may terminate or alter any or all of the Offers and is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes, in each event subject to applicable laws. The Offers are not conditioned on the tender of a minimum principal amount of Notes.

Beneficial owners of Notes are advised to check with any bank, securities broker or other intermediary through which they hold Notes as to when such intermediary would need to receive instructions from a beneficial owner in order for that beneficial owner to be able to participate in, or withdraw their instruction to participate in, an Offer before the deadlines specified in this press release. The deadlines set by any such intermediary and the Depository Trust Company for the submission and withdrawal of tender instructions may be earlier than the relevant deadlines specified in this press release.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other securities. The Offers are made only by and pursuant to the terms of the Offer to Purchase and only to such persons and in such jurisdictions as is permitted under applicable law. The information in this press release is qualified by reference to the Offer to Purchase. None of AIG, the dealer managers or the tender and information agent makes any recommendations as to whether Holders should tender their Notes pursuant to the Offers. Holders must make their own decisions as to whether to tender Notes, and, if so, the principal amount of Notes to tender.
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Certain statements in this press release, including those describing the completion of the Offers, constitute forward-looking statements. These statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout AIG’s periodic filings with the SEC pursuant to the Securities Exchange Act of 1934.

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About AIG

American International Group, Inc. (NYSE: AIG) is a leading global insurance organization. AIG provides insurance solutions that help businesses and individuals in approximately 190 countries and jurisdictions protect their assets and manage risks through AIG operations and network partners. For additional information, visit www.aig.com. This website with additional information about AIG has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

AIG is the marketing name for the worldwide operations of American International Group, Inc. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries and jurisdictions, and coverage is subject to underwriting requirements and actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.